Exhibit 99.1

Sizeler Property Investors, Inc. Declares Common and Preferred Stock Quarterly Distributions

NEW ORLEANS, May 11, 2005 -- Sizeler Property Investors, Inc., an equity real estate investment trust (REIT), which invests in retail and apartment properties in the southern United States, announced today that its Board of Directors had declared a $0.10 per share quarterly distribution on its common stock, payable on June 3, 2005 to shareholders of record on May 27, 2005.

Concurrently, the Board declared a $0.609375 per share distribution on its 9.75% Series B Cumulative Redeemable Preferred Stock, payable on August 15 2005, to shareholders of record on July 29, 2005.

Sizeler Property Investors, Inc. currently owns thirty properties, consisting of three enclosed regional malls, thirteen retail shopping centers and fourteen apartment communities. Sixteen of the Company's properties are located in Louisiana, ten in Florida and four in Alabama.

SOURCE Sizeler Property Investors, Inc.

Thomas A. Masilla, Jr., President of Sizeler Property Investors, Inc.,

504-471-6200

PROXY SOLICITATION

SIZELER PROPERTY INVESTORS, INC. AND ITS DIRECTORS, INCLUDING THOSE DIRECTORS WHO ARE ALSO EXECUTIVE OFFICERS, MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS. A LISTING OF THE SIZELER DIRECTORS AND CERTAIN OTHER INFORMATION REGARDING THEIR DIRECT AND INDIRECT INTERESTS IN THE SOLICITATION IS INCLUDED IN THE COMPANY'S SCHEDULE 14A FILED ON MAY 11, 2005. SIZELER WILL ALSO BE FILING A DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS OF SIZELER ARE ADVISED TO READ, WHEN AVAILABLE, SIZELER'S DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED BY SIZELER WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH SIZELER'S SOLICITATION OF PROXIES FOR THE 2005 ANNUAL MEETING BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS OF SIZELER AND OTHER INTERESTED PARTIES MAY OBTAIN FREE OF CHARGE, WHEN AVAILABLE, COPIES OF THE DEFINITIVE PROXY STATEMENT AND ANY OTHER DOCUMENTS FILED BY SIZELER WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE SCHEDULE 14A FILED ON MAY 11, 2005), AT THE SEC'S INTERNET WEBSITE WWW.SEC.GOV AND ALSO ON SIZELER'S INTERNET WEBSITE WWW.SIZELER.NET. THE SCHEDULE 14A FILED MAY 11, 2005, AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT FOR THE 2005 ANNUAL MEETING ALSO MAY BE OBTAINED FREE OF CHARGE BY CONTACTING MORROW & CO., INC., WHICH IS ASSISTING SIZELER IN THE SOLICITATION OF PROXIES, AT (800) 654-2468 OR (212) 754-8000 (COLLECT).